Exhibit 2.2

VOTING AGREEMENT; APPOINTMENT OF SHAREHOLDER AGENT; AND RELEASE

This Voting Agreement, Appointment of Shareholder Agent and Release (the “Agreement”) is dated as of February 5, 2006, by and among Viisage Technology, Inc., a Delaware corporation (the “Parent”), VS Able Acquisition Corp., a California corporation the shareholder of which is the Parent (“Merger Sub”), and each shareholder identified on the signature pages hereto (each, a “Shareholder”).

RECITALS

WHEREAS, concurrently with the execution of this Agreement, SecuriMetrics, Inc., a California corporation (the “Company”), the Parent, and Merger Sub, are entering into that certain Agreement and Plan of Merger, dated as of the date hereof (as amended, supplemented or otherwise modified from time to time, the “Merger Agreement”), pursuant to which Merger Sub will be merged with and into the Company (the “Merger”), with the Company being the Surviving Corporation (as defined below) following the Merger; and

WHEREAS, as a condition to entering into the Merger Agreement, the Parent is requiring that the Shareholders enter into this Agreement; and

WHEREAS, in order to induce the Parent to enter into the Merger Agreement, the Shareholders are willing to enter into this Agreement.

NOW, THEREFORE, the parties hereto agree as follows:

ARTICLE 1

WRITTEN CONSENT; VOTING AGREEMENT; OTHER RIGHTS

Section 1.01. Certain Definitions.

(a) Unless otherwise indicated, capitalized terms used but not defined in this Agreement shall have the meanings ascribed to them in the Merger Agreement.

(b) For purposes of this Agreement, the term “Shares” means, with respect to each Shareholder, the shares of capital stock or other equity securities of the Company that such Shareholder owns as of the date hereof or that such Shareholder hereafter acquires (whether through purchase, exercise of an option or warrant, exchange, recapitalization, dividend or otherwise), as may be adjusted from time to time pursuant to Section 5.01.

Section 1.02. Written Consent. Each Shareholder hereby irrevocably and unconditionally agrees, as soon as practicable on or after the date hereof, to execute a written consent in lieu of a vote of the shareholders of the Company that is attached hereto as Exhibit A with respect to all of the Shares (as defined below) that such Shareholder owns or is otherwise entitled to vote as of the date hereof in favor of the approval and adoption of the Merger, the Merger Agreement and the transactions contemplated thereby (collectively, the “Approved Transactions”).

Section 1.03. Voting Agreement; Proxy.

(a) For so long as this Agreement is in effect, at any meeting of the shareholders of the Company, however called, and in any action by consent of the shareholders of the Company or in any other circumstances upon which a vote, consent or other approval is sought, each Shareholder shall vote (or cause to be voted), or, if applicable, give consent or approval with respect to, all of such Shareholder’s Shares (and any other Shares over which such Shareholder has voting power, whether issued heretofore or hereafter) that such Shareholder has the right to vote, or is able to control the voting of, in favor of the Merger and the Merger Agreement and any Approved Transaction. Any such vote shall be cast or consent shall be given in accordance with such procedures relating thereto as shall ensure that it is duly counted for purposes of determining that a quorum is present and for purposes of recording the results of such vote or consent.

(b) For so long as this Agreement is in effect, at any meeting of the shareholders of the Company, however called, and in any action by consent of the shareholders of the Company or in any other circumstances upon which a vote, consent or other approval is sought, each Shareholder shall vote (or cause to be voted), or, if applicable, give consent or approval with respect to, all of the Shares of such Shareholder (and any other Shares over which such Shareholder has voting power whether issued heretofore or hereafter) that such Shareholder has the right to vote, or is able to control the voting of, against (i) any transaction or series of transactions that, individually or collectively, would constitute an Alternative Transaction (as defined below), (ii) any amendment to the Company’s articles of incorporation or bylaws or the articles of incorporation, bylaws or similar organizational documents of any Subsidiary of the Company, and (iii) any other amendment, proposal or transaction involving the Company or any Subsidiary thereof, which amendment or other proposal or transaction would in any manner impede, frustrate, prevent or nullify the Merger or any Approved Transaction or which is reasonably likely to result in any of the conditions to the obligations of the Company under the Merger Agreement not being fulfilled.

(c) Each Shareholder, in furtherance of the transactions contemplated hereby, the Merger and the other Approved Transactions, and in order to secure the performance of its or his duties under this Agreement, hereby grants to the Parent and its designees, an irrevocable proxy (other than as provided in Section 6.11 hereof) and irrevocably appoints (other than as provided in Section 6.11 hereof) the Parent or its designees, with full power of substitution, its attorney and proxy to vote or, if applicable, to give consent with respect to, all Shares of such Shareholder with regard to any of the matters referred to in subsections (a) and (b) above at any meeting of the shareholders of the Company, however called, or in connection with any action by written consent by the shareholders of the Company. Each Shareholder acknowledges and agrees that such proxy is coupled with an interest, constitutes, among other things, an inducement for the Parent to enter into the Merger Agreement, is irrevocable (other than as provided in Section 6.11 hereof) and shall not be terminated by operation of law or otherwise upon the occurrence of any event (other than as provided in Section 6.11 hereof) and that no subsequent proxies with respect to the Shares of such Shareholder shall be given (and if given shall not be effective).

(d) Nothing in this Agreement shall be deemed to apply to, or to limit in any manner, the discretion of any Shareholder with respect to any action to be taken (or omitted) by such Shareholder in such Shareholder’s fiduciary capacity as a director or officer of the Company; provided, however, it is agreed and understood by the parties to this Agreement that the obligations, covenants and agreements of such Shareholder contained in this Agreement are separate and apart from such Shareholder’s fiduciary duties as a director or officer of the Company and no fiduciary obligations that such Shareholder may have as a director or officer of the Company shall countermand the obligations, covenants and agreements of such Shareholder, in his capacity as a shareholder of the Company, contained in this Agreement.

Section 1.04. Other Rights. Each Shareholder agrees to exercise, if applicable, any rights that it has (if any) to require shareholders of the Company to consent to the Merger, the Merger Agreement and the Approved Transactions.

ARTICLE 2

REPRESENTATIONS AND WARRANTIES

OF THE SHAREHOLDERS

Each Shareholder represents and warrants to the Parent that:

Section 2.01. Valid Title. As of the date hereof, such Shareholder is the record and beneficial owner of the Shares set forth opposite such Shareholder’s name in Schedule 3.2(b) of the Merger Agreement (and repeated below the name of such Shareholder on the signature page of such Shareholder to this Agreement). Except as provided in this Agreement and the Pre-Existing Investor Agreements (as defined below), such Shareholder has sole voting and dispositive power over such Shares, and has good and valid title to, such Shares, free and clear of all Liens and there are no options or rights to acquire or other contracts (including proxies, voting trusts or voting agreements) relating to such Shares to which such Shareholder is a party or by which such Shareholder or such Shares are bound. None of the obligations of such Shareholder under the one or more of the agreements set forth on Schedule 2.01 hereto (collectively, the “Pre-Existing Investor Agreements”) conflict with such Shareholder’s obligations hereunder.

Section 2.02. Power and Authority; Binding Effect. Such Shareholder, if not an individual, has all requisite power and authority (corporate or otherwise) to enter into this Agreement and to perform its obligations hereunder. If such Shareholder is not an individual, the execution, delivery and performance by such Shareholder of this Agreement and the consummation by such Shareholder of the transactions contemplated hereby have been duly authorized by the board of directors or equivalent governing body of such Shareholder and no other action (corporate or otherwise) on the part of such Shareholder is necessary to authorize the execution, delivery or performance by such Shareholder of this Agreement and the consummation by such Shareholder of the transactions contemplated hereby. Such Shareholder, if an individual, has the legal capacity to enter into this Agreement. If such Shareholder is not an individual, this Agreement has been duly executed and delivered by such Shareholder. This Agreement constitutes a valid and binding obligation of such Shareholder, enforceable against such Shareholder in accordance with its terms, except that such enforcement may be subject to any bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other laws, now or hereafter in effect, affecting the enforceability of creditors’ rights generally and by general equitable principles which may limit the right to obtain equitable remedies (regardless of whether such enforceability is considered in a proceeding in equity or law).

Section 2.03. Non-contravention. The execution, delivery and performance by such Shareholder of this Agreement and the consummation of the transactions contemplated hereby do not and will not (1) violate the constituent documents, if any, of such Shareholder, (2) except for federal and state securities laws (as to which no representation or warranty is made hereby), violate any law, rule, regulation, judgment, injunction, order or decree applicable to such Shareholder or the Shares of such Shareholder, (3) other than agreements set forth on Schedule 4.04 or agreements to which such Shareholder is a party that are to be assumed by the Parent or the Surviving Corporation as a result of the consummation of the transactions contemplated by the Merger Agreement, require any consent or other action by any Person under, constitute a default or breach under, or give rise to any right of termination or cancellation under any provision of any agreement or other instrument (including the Pre-Existing Investor Agreements) to which such Shareholder is a party or which is binding on such Shareholder or the Shares of such Shareholder, or (4) except as provided for in this Agreement, result in the creation of, or impose any obligation on such Shareholder to create, any Lien upon the Shares of such Shareholder.

Section 2.04. Total Shares. The number of Shares set forth below the name of such Shareholder on the signature page of such Shareholder to this Agreement are the only shares of any class or series of capital stock of the Company or any Subsidiary thereof of which such Shareholder is the record or beneficial owner or which such Shareholder has the right, power or authority (sole or shared) to sell or vote (except as provided in the Pre-Existing Investor Agreements, which shall terminate at the Effective Time) and, other than the Options held by such Shareholder as of the date hereof as set forth on Schedule 3.2(c) to the Merger Agreement (and repeated below the name of such Shareholder on the signature page of such Shareholder to this Agreement), such Shareholder does not have any right to acquire, nor is it the beneficial owner of, any other shares of any class or series of capital stock of the Company or any Subsidiary thereof any securities convertible into or exchangeable or exercisable for any shares of any class or series of capital stock of the Company or any Subsidiary thereof.

Section 2.05. Investment Purpose. Such Shareholder shall acquire the Earnout Shares, Contingent Shares (if any) and any rights to receive any other portion of the Merger Consideration, in each case issuable to it pursuant to the Merger Agreement (collectively, the “Parent Securities”), for its own account for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered or exempted under the Securities Act; provided, however, that by making the representations herein, such Shareholder does not agree to hold any of the Parent Securities for any minimum or other specific term and, subject to the provisions of the Parent Registration Rights Agreement, reserves the right to dispose of the Parent Securities at any time in accordance with or pursuant to a registration statement or an exemption under the Securities Act.

Section 2.06. Investor Status.

(a) If, on such Shareholder’s executed signature page to this Agreement, such Shareholder has checked the box marked “Yes” opposite the term “Accredited Investor”, such Shareholder is an “accredited investor” as that term is defined in Rule 501(a)(3) of Regulation D (“Regulation D”) as promulgated by the United States Securities and Exchange Commission (the “SEC”) under the Securities Act, and was not organized for the specific purpose of the transactions contemplated by this Agreement or the Merger Agreement.

(b) If, on such Shareholder’s executed signature page to this Agreement, a Person is identified as the “Purchaser Representative,” (i) such Person has acted as such Shareholder’s “Purchaser Representative, as defined in Regulation D (a “Purchaser Representative”), in connection with such Shareholder’s decision to execute and deliver this Agreement and the transactions contemplated by this Agreement and the Merger Agreement, (ii) such Person has relied upon the advice of such Person as to the merits of the transactions contemplated by this Agreement and the Merger Agreement and an investment in the Securities as a result of the Merger and the suitability of such investment for such Shareholder, and (iii) such Person has confirmed to such Shareholder, in writing, any past, present, or future material relationship, actual or contemplated, between such Person or its Affiliates, on the one hand, and the Parent or its Affiliates.

Section 2.07. Reliance on Exemptions. Such Shareholder understands that the Parent Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of the United States federal and state securities laws and that the Parent is relying in part upon the truth and accuracy of, and such Shareholder’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Shareholder set forth herein in order to determine the availability of such exemptions and the eligibility of such Shareholder to acquire the Parent Securities.

Section 2.08. Information. Such Shareholder and its Purchaser Representative or other advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Parent and materials relating to the offer and sale of the Parent Securities which have been requested by such Shareholder. Such Shareholder and its Purchaser Representative or other advisors, if any, have been afforded the opportunity to ask questions of the Parent. Neither such inquiries nor any other due diligence investigations conducted by such Shareholder or its Purchaser Representative or other advisors, if any, shall modify, amend or affect such Shareholder’s right to rely on the Parent’s representations and warranties contained in this Agreement or the Merger Agreement. Such Shareholder understands that its investment in the Parent Securities involves a high degree of risk. Such Shareholder has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Parent Securities.

Section 2.09. No Governmental Review. Such Shareholder understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Parent Securities or the fairness or suitability of the investment in the Parent Securities nor have such authorities passed upon or endorsed the merits of the offering of the Parent Securities.

Section 2.10. Transfer or Resale. Such Shareholder understands that except as provided in the Parent Registration Rights Agreement: (i) the Parent Securities have not been and are not being registered under the Securities Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder, (B) such Shareholder shall have delivered to the Company an opinion of counsel, in a generally acceptable form, to the effect that the Parent Securities to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration, or (C) such Shareholder provides the Company with reasonable assurance that the Parent Securities can be sold, assigned or transferred pursuant to Rule 144 promulgated under the Securities Act (or a successor rule thereto) (“Rule 144”); (ii) any sale of the Parent Securities made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144 and further, if Rule 144 is not applicable, any resale of the Parent Securities under circumstances in which the seller (or the person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the Securities Act) may require compliance with some other exemption under the Securities Act or the rules and regulations of the SEC thereunder; and (iii) neither the Parent nor any other person is under any obligation to register the Securities under the Securities Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder.

Section 2.11. Legends. Such Shareholder understands that the certificates or other instruments representing the Parent Securities (if any) issued to such Shareholder, until such time as the sale of the Parent Securities shall have been registered under the Securities Act as contemplated by the Parent Registration Rights Agreement, except as set forth below, shall bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of such stock certificates):

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS OR (B) AN OPINION OF COUNSEL, IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR APPLICABLE STATE SECURITIES LAWS OR (II) UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT.

The legend set forth above shall be removed and the Parent shall issue a certificate without such legend to the holder of the Parent Securities upon which it is stamped, if, unless otherwise required by state securities laws, (i) the Parent Securities are registered for resale under the Securities Act, (ii) in connection with a sale transaction, such holder provides the Parent with an opinion of counsel, in a generally acceptable form, to the effect that a public sale, assignment or transfer of the Securities may be made without registration under the Securities Act, or (iii) such holder provides the Parent with reasonable assurances that the Parent Securities can be sold pursuant to Rule 144 without any restriction as to the number of securities acquired as of a particular date that can then be immediately sold.

Section 2.12. Residency. Such Shareholder is a resident of that state (if applicable) and country specified in its address on its executed signature page to this Agreement.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES

OF THE PARENT AND MERGER SUB

Each of the Parent and Merger Sub represents and warrants to each of the Shareholders that (i) such Person has all requisite power and authority to enter into this Agreement and to perform its obligations hereunder; (ii) the execution, delivery and performance by such Person of this Agreement and the consummation by such Person of the transactions contemplated hereby have been duly authorized by such Person and no other action on the part of such Person is necessary to authorize the execution, delivery or performance by such Person of this Agreement and the consummation by such Person of the transactions contemplated hereby; (iii) this Agreement has been duly executed and delivered by such Person; and (iv) this Agreement constitutes a valid and binding obligation of such Person, enforceable against such Person in accordance with its terms.

ARTICLE 4

COVENANTS OF THE

SHAREHOLDERS

Section 4.01. No Proxies For Or Encumbrances On Shares, etc. Except pursuant to the terms of this Agreement, prior to the termination of this Agreement, each Shareholder shall not, without the prior written consent of the Parent, directly or indirectly, (i) grant any proxies, or enter into any voting trust or other agreement or arrangement with respect to the voting of any Shares of such Shareholder or otherwise relinquish voting power with respect to such Shares or vote in favor of any amendment to the terms of such Shares to eliminate or reduce the voting power thereof, (ii) deposit any of the Shares of such Shareholder into a voting trust, (iii) withdraw, revoke, terminate or modify any vote in favor of, or any consent executed in favor of, the Approved Transactions, (iv) vote, or execute any consent in lieu of a vote of the shareholders of the Company, in favor of (x) any merger, consolidation, recapitalization, dividend, redemption or sale of all or substantially all of the assets or equity interests of the Company or any of its Subsidiaries (or any other Alternative Transaction), other than the Approved Transactions, or (y) any amendment to the articles of incorporation or bylaws of the Company or the articles of incorporation, bylaws or similar organizational documents of any of the Company’ Subsidiaries or any other transaction that could reasonably be expected to impair or delay the consummation of the Merger or any other Approved Transaction, (iv) sell, assign, transfer, pledge, hypothecate, encumber, tender or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to the direct or indirect sale, assignment, transfer, pledge, hypothecation, encumbrance, tender or other disposition of, any Shares of such Shareholder (provided that such Shareholder may transfer any of its Shares to any other Person that, prior to such transfer, becomes a party to this Agreement bound by all the obligations of a Shareholder hereunder), or (v) take any action which would make any representation or warranty of such Shareholder herein untrue or incorrect or prevent, burden or materially delay the consummation of the transactions contemplated by this Agreement or the Approved Transactions.

Section 4.02. Appraisal Rights. Each Shareholder agrees not to exercise, and does hereby irrevocably waive, its dissenters’ rights or rights to demand appraisal of, or exercise similar rights with respect to, any Shares which may arise with respect to the Merger pursuant to the provisions of the California Corporations Code or otherwise.

Section 4.03. No-Shop; No-Talk. From the date hereof through the Effective Time, each Shareholder shall not, and shall not authorize or permit any of its Affiliates, or any of its or its Affiliates’ officers, directors, employees, representatives or agents to, directly or indirectly, encourage, solicit, participate in or initiate discussions or negotiations with, or provide any information to, any Person or group of Persons (other than the Parent, Merger Sub or any of their respective Affiliates) or enter into any agreement concerning any merger, sale of assets, sale of shares of capital stock, recapitalization or similar transactions involving the Company or any of its Subsidiaries (each, an “Alternative Transaction”). Each Shareholder shall, and shall cause their Affiliates, and its and their respective Affiliates’ officers, directors, employees, representatives and agents to, immediately cease any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any Alternative Transaction.

Section 4.04. Termination of Certain Pre-Existing Investor Agreements. Each Shareholder agrees that the one or more agreements set forth on Schedule 4.04 hereto to which such Shareholder is a party shall terminate at the Effective Time.

ARTICLE 5

DESIGNATION OF SHAREHOLDER AGENT AND RELEASE

Section 5.01. Confirmation of Appointment of Shareholder Agent. Each Shareholder hereby confirms, effective upon the appointment of a Shareholder Agent by the Requisite Consenting Holders as such pursuant to Section 8.3(a) of the Merger Agreement, such Shareholder Agent as the true and lawful agent and attorney-in-fact of such Shareholder under the Merger Agreement and the Escrow Agreements, in accordance with and subject to the terms and conditions of the Merger Agreement and the Escrow Agreements, (i) to give and receive notices, requests, claims, instructions, demands, objections, or other communications or documents with respect to any claims or other matters under the Merger Agreement or the Escrow Agreements, (ii) to demand the delivery of any portion of the Merger Consideration under the Merger Agreement (including any amounts in the Holdback Escrow Account, any Deferred Cash Consideration, or any Contingent Shares or Earnout Shares issuable under this Agreement), (iii) to authorize, for purposes of the Merger Agreement and the Escrow Agreements, the distribution of any amounts from the Holdback Escrow Fund or the Expense Escrow Fund, (iv) to negotiate, or enter into settlements and compromises of, or to demand litigation or arbitration of, any claims or other disputes involving Parent or Merger Sub arising under the Merger Agreement or the Escrow Agreements (excluding any claims with respect to the Contingent Shares and/or Deferred Cash Consideration that do not fall within clause (v) of this Section 5.01), (v) to comply with any orders and awards of courts and arbitrators with respect to such claims or disputes, and (vi) to take all actions necessary or appropriate in the judgment of the Shareholder Agent for the accomplishment of the foregoing. Each Shareholder hereby acknowledges that the Shareholder may removed or replaced in accordance with the provisions of Section 8.3(a) of the Merger Agreement.

Section 5.02. Exculpation. Each Shareholder hereby agrees that the Shareholder Agent shall not be liable for any act done or omitted as Shareholder Agent under the Merger Agreement or the Escrow Agreements, other than any act done or omitted with intentional misconduct. Each Shareholder (a) represents, warrants and acknowledges that it has been fully advised by its respective attorney of the contents of Section 1542 of the Civil Code of the State of California, and (b) hereby expressly waives the benefits thereof that it may have thereunder solely with respect to the Shareholder Agent. Section 1542 of the Civil Code of the State of California provides as follows:

“A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.”

Each Shareholder also hereby waive the benefits of, and any rights that it may have under, any statute or common law principle of similar effect in any jurisdiction.

ARTICLE 6

MISCELLANEOUS

Section 6.01. Adjustments; Additional Shares. In the event (i) of any stock dividend, stock split, recapitalization, reclassification, combination or exchange of shares of capital stock of the Company on, of or affecting the Shares, or (ii) any Shareholder shall become the record or beneficial owner of any additional Shares or other securities entitling the holder thereof to vote or give consent with respect to the matters set forth in Section 1 hereof, then such shares of capital stock, Shares or other securities held by the Shareholder, immediately following the effectiveness of the events described in clause (i) or (ii), above shall become Shares hereunder.

Section 6.02. Specific Performance. Each Shareholder acknowledges and agrees that if it fails to perform any of its obligations under this Agreement immediate and irreparable harm or injury would be caused to the Parent (and, from and after the Effective Time, the Company) for which money damages would not be an adequate remedy. In such event, each Shareholder agrees that the Parent (and, from and after the Effective Time, the Company) shall have the right, in addition to any other rights it may have, to specific performance of this Agreement. Accordingly, if the Parent (or, from and after the Effective Time, the Company) should institute an action or proceeding seeking specific enforcement of the provisions hereof, each Shareholder hereby waives the claim or defense that the Parent or the Company, as the case may be, has an adequate remedy at law and hereby agrees not to assert in any such action or proceeding the claim or defense that such a remedy at law exists. Each Shareholder further agrees to waive any requirements for the securing or posting of any bond in connection with obtaining any such equitable relief.

Section 6.03. Third-Party Beneficiaries. Except as expressly provided herein, this Agreement shall not confer any rights or remedies upon any Person other than the parties hereto and each of their respective successors and permitted assigns. It is the intention of the parties hereto that, from and after the Effective Time, this Agreement be relied upon by the Company and be enforced by the Company against each Shareholder as if such Person is a party hereto.

Section 6.04. Notices. All notices, requests, instructions or other documents to be given under this Agreement shall be in writing and shall be deemed given, (i) five (5) Business Days following sending by registered or certified mail, postage prepaid, (ii) when sent if sent by facsimile; provided, however, that the facsimile is promptly confirmed by telephone confirmation thereof, (iii) when delivered, if delivered personally to the intended recipient, and (iv) one (1) Business Day following sending by overnight delivery via a national courier service, and in each case, addressed to a party at the address for such party set forth on the signature page of such party to this Agreement. Any party may change the address or telecopy number to which notices, requests, instructions or other documents hereunder are to be given by giving the other parties notice in the manner herein set forth.

Section 6.05. Entire Agreement. This Agreement, together with the Merger Agreement and the other agreements or instruments referred to therein executed or to be executed in connection with the execution of the Merger Agreement or the consummation of the Merger and the other Approved Transactions, constitute the entire understanding of the parties hereto in respect of the subject matter thereof and supersede all prior and contemporaneous agreements and understandings, oral and written, among the parties with respect to such subject matter.

Section 6.06. Amendments. This Agreement may not be modified, amended, altered or supplemented with respect to any Shareholder, except upon the execution and delivery of a written agreement executed by the Parent and such Shareholder. This Agreement may not be modified, amended, altered or supplemented with respect to the Parent, except upon the execution and delivery of a written agreement executed by the Parent.

Section 6.07. Successors And Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns; provided that, except as provided in ?Section 4.01 hereof, no Shareholder may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of the Parent hereto; provided further that the Parent or Merger Sub may assign its rights and obligations to any Affiliate of the Parent without any such consent.

Section 6.08. Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the State of California without giving effect to the principles of conflicts of laws thereof.

Section 6.09. Severability. The invalidity or unenforceability of any provisions of this Agreement in any jurisdiction shall not affect the validity, legality or enforceability of the remainder of this Agreement in such jurisdiction or the validity, legality or enforceability of this Agreement, including any such provision, in any other jurisdiction, it being intended that all rights and obligations of the parties hereunder shall be enforceable to the fullest extent permitted by law.

Section 6.10. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

Section 6.11. Termination. This Agreement, and all rights and obligations of the parties hereunder, shall terminate, without any further action on the part of any party hereto, upon the termination of the Merger Agreement in accordance with its terms. In the event of termination of this Agreement pursuant to this Section 6.11, this Agreement shall forthwith become void and have no effect, without any liability on the part of any party hereto or its respective Affiliates, officers, directors or shareholders, other than liability of any party hereto, as the case may be, for any breach of this Agreement occurring prior to such termination.

Section 6.12. Further Assurances. Each Shareholder will, from time to time, execute and deliver, or cause to be executed and delivered, such additional or further transfers, assignments, endorsements, consents and other instruments as the Parent may reasonably request for the purpose of effectively carrying out the transactions contemplated by this Agreement and the consummation of the Merger and the other Approved Transactions.

Section 6.13. Construction. As used in this Agreement, the masculine, feminine or neuter gender, and the singular or plural, shall be deemed to include the others whenever and wherever the context so requires, and the words “include”, “includes” and “including” are deemed to be followed by the phrase “without limitation”.

Section 6.14. Actions of the Shareholders and their Affiliates. Whenever this Agreement requires any Affiliate of any Shareholder to take any action or refrain from taking any action, such requirement shall be deemed to involve an undertaking on the part of such Shareholder to cause such Affiliate to take such action or refrain from taking such action.

[Signature Page Follows]

Exhibit 2.2

IN WITNESS WHEREOF, the parties hereto have caused this Voting Agreement, Appointment of Shareholder Agent and Release to be duly executed as of the day and year first above written.

VIISAGE TECHNOLOGY, INC.

By:
Name: Title:

Address: 296 Concord Road Billerica, Massachusetts 01821

Attention: __________________________________

Telecopier:__________________________________

Exhibit 2.2

IN WITNESS WHEREOF, the parties hereto have caused this Voting Agreement, Appointment of Shareholder Agent and Release to be duly executed as of the day and year first above written.

VS ABLE ACQUISITION CORP.

By:
Name: Title:

Address: 296 Concord Road Billerica, Massachusetts 01821

Attention: __________________________________

Telecopier:__________________________________

Exhibit 2.2

IN WITNESS WHEREOF, the parties hereto have caused this Voting Agreement, Appointment of Shareholder Agent and Release to be duly executed as of the day and year first above written.

[SHAREHOLDER]

By:
Name: Title:

Address: ___________________________________ ____________________________________ ____________________________________ ____________________________________

Telecopier:__________________________________

Number of Shares:____________________________

Numberof Options: __________________________

Accredited Investor: Yes ☐; No ☐

Purchaser Representative: ___________________________________________